Exhibit 99.1

Myriad Pharmaceuticals to Present at BIO CEO & Investor Conference on February 8th

12th Annual BIO CEO & Investor Conference

SALT LAKE CITY, Utah, Feb. 3, 2010 —Myriad Pharmaceuticals, Inc. (Nasdaq:MYRX), a pharmaceutical company dedicated to the discovery and development of novel cancer therapies, today announced that Adrian N. Hobden, Ph.D., President and Chief Executive Officer, will present at Biotechnology Industry Organization’s CEO & Investor Conference on Monday, February 8th in New York.

On December 18, 2009, Myriad Pharmaceuticals and Javelin Pharmaceuticals announced the proposed acquisition of Javelin by Myriad in an all-stock transaction that is expected to close late in the first quarter or early in the second quarter of 2010.

Martin J. Driscoll, Chief Executive Officer of Javelin Pharmaceuticals will join Dr. Hobden for the presentation.

Myriad Pharmaceuticals’ presentation will begin at 8:30 a.m. EST.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to: the proposed merger. These “forward-looking statements” are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by forward-looking statements. These risks and uncertainties include, but are not limited to: general business and economic conditions; the failure of the Myriad Pharmaceuticals or Javelin stockholders to approve the merger or the failure of either party to meet any of the other conditions to the closing of the merger; the difficulty of developing pharmaceutical products, and obtaining regulatory and other approvals; and the uncertainty regarding achieving market acceptance of any products for which regulatory approval is obtained; and other factors discussed under the heading “Risk Factors” in Myriad Pharmaceuticals’ Annual Report on Form 10-K for the year ended June 30, 2009, filed with the SEC on September 28, 2009, as well as any updates to those risk factors filed from time to time in Myriad Pharmaceuticals’ Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. All information in this press release is as of the date of the release, and Myriad Pharmaceuticals undertakes no duty to update this information unless required by law.

Important Additional Information Will be Filed With the SEC

This press release may be deemed to be solicitation material regarding the proposed merger of Myriad Pharmaceuticals and Javelin. In connection with the proposed merger, Myriad Pharmaceuticals intends to file with the SEC a registration statement on Form S-4, which will include a joint proxy statement/prospectus of Myriad Pharmaceuticals and Javelin and other relevant materials in connection with the proposed merger, and each of Myriad Pharmaceuticals and Javelin intend to file with the SEC other documents regarding the proposed merger. The final joint proxy statement/prospectus will be mailed to the stockholders of Myriad Pharmaceuticals and Javelin. INVESTORS AND SECURITY HOLDERS OF MYRIAD PHARMACEUTICALS AND JAVELIN ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND THE OTHER RELEVANT MATERIAL CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MYRIAD PHARMACEUTICALS, JAVELIN AND THE PROPOSED MERGER.

The joint proxy statement/prospectus and other relevant materials (when they become available), and any and all documents filed with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Myriad Pharmaceuticals by directing a written request to Myriad Pharmaceuticals, Inc., 305 Chipeta Way, Salt Lake City, Utah 84108, Attention: Investor Relations, and by Javelin by directing a written request to Javelin Pharmaceuticals, Inc., 125 Cambridge Park Drive, Cambridge, MA 02140, Attention: Investor Relations.

Myriad Pharmaceuticals, Javelin and their respective executive officers and directors and other persons may be deemed to be participants in the solicitation of proxies from the stockholders of Myriad Pharmaceuticals and Javelin in connection with the proposed merger. Information about the executive officers and directors of Myriad Pharmaceuticals and their ownership of Myriad Pharmaceuticals common stock is set forth in Myriad Pharmaceuticals’ annual report on Form 10-K for the year ended June 30, 2009, filed with the SEC on September 28, 2009. Information regarding Javelin’s directors and executive officers is available in its annual report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 12, 2009, and the proxy statement for Javelin’s 2009 annual meeting of stockholders, filed with the SEC on April 30, 2009. Certain directors and executive officers of Javelin may have direct or indirect interests in the merger due to securities holdings, pre-existing or future indemnification arrangements and rights to severance payments if their employment is terminated prior to or following the merger. If and to the extent that any of the Myriad Pharmaceuticals or Javelin participants will receive any additional benefits in connection with the merger, the details of those benefits will be described in the joint proxy statement/prospectus relating to the merger. Investors and security holders may obtain additional information regarding the direct and indirect interests of Myriad Pharmaceuticals, Javelin and their respective executive officers and directors in the merger by reading the joint proxy statement/prospectus regarding the merger when it becomes available.

About Myriad Pharmaceuticals:

Myriad Pharmaceuticals, Inc. is a biotechnology company focused on discovering, developing, and commercializing novel small molecule drugs that address severe medical conditions, including cancer and HIV infection. Our pipeline includes clinical and pre- clinical product candidates with distinct mechanisms of action and novel chemical structures that have the potential to be first-in-class and/or best-in-class therapeutics. For more information visit www.myriadpharma.com.

Contact:

Patrick M. Burke Ph.D.

VP Corporate and Business Development

Phone: 801-214-7822

Investor.relations@myriadpharma.com